      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2002
                                                     REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        PIONEER NATURAL RESOURCES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                              75-2702753
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                          5205 NORTH O'CONNOR BOULEVARD
                                   SUITE 1400
                               IRVING, TEXAS 75039
          (Address of Principal Executive Offices, Including Zip Code)

                                   ----------

           PIONEER NATURAL RESOURCES COMPANY LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                 MARK L. WITHROW
                        PIONEER NATURAL RESOURCES COMPANY
                          5205 NORTH O'CONNOR BOULEVARD
                                   SUITE 1400
                               IRVING, TEXAS 75039
                                 (972) 444-9001
            (Name, Address and Telephone Number of Agent For Service)

                                    copy to:
                                ROBERT L. KIMBALL
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                              Proposed             Proposed
       Title of securities             Amount to be       maximum offering     maximum aggregate      Amount of
        to be registered              registered (1)       price per share      offering price    registration fee
------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par
value per share................      8,000,000 shares        $24.09 (2)       $192,720,000 (2)       $17,730.24
------------------------------------------------------------------------------------------------------------------
Rights to purchase shares of               (3)                  (3)                  (3)                (3)
Series A Junior Participating
Preferred Stock
------------------------------------------------------------------------------------------------------------------

(1) Also registered by this registration statement are such additional and indeterminate number of shares of common stock and associated rights to purchase shares of Series A Junior Participating Preferred Stock as may become issuable because of changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for purposes of calculating the registration fee and, in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices of the registrant's common stock on the New York Stock Exchange on May 13, 2002.

(3) These rights are initially carried and traded with the common stock of the registrant. Value attributable to such rights, if any, is reflected in the market price of the common stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of common stock, $0.01 par value per share, of Pioneer Natural Resources Company (the "Company") that may be issued under the Company's Long-Term Incentive Plan (as amended, the "Plan"). The contents of the Company's registration statement on Form S-8 filed on September 8, 1997 (File Number 333-35087) relating to the Plan are hereby incorporated by reference to this registration statement.

EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission (the "Commission"), each of the following exhibits is filed herewith:

     3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 333-26951) filed with the Commission on June 26, 1997).

     3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (No. 333-26951) filed with the Commission on June 26,
               1997).

     4.1 Pioneer Natural Resources Company Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-35087) filed with the Commission on September 8, 1997).

     4.1.1 First Amendment to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of November 23, 1998 (incorporated by reference to Exhibit 10.72 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 1-13245) filed with the Commission on March 2, 2000).

     4.1.2 Amendment No. 2 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of May 20, 1999 (incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 1-13245) filed with the Commission on March 2, 2000).

     4.1.3. Amendment No. 3 to Pioneer Natural Resources Company Long-Term Incentive Plan, effective as of February 17, 2000 (incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 1-13245) filed with the Commission on March 2, 2000).

     5.1       Opinion of Vinson & Elkins L.L.P.

     23.1      Consent of Ernst & Yong LLP.

     23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

     24.1 Power of Attorney (included on the signature pages of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 16, 2002.

                                       PIONEER NATURAL RESOURCES COMPANY

                                       By: /s/ Scott D. Sheffield
                                           -------------------------------------
                                           Scott D. Sheffield
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark L. Withrow and Richard P. Dealy and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre- and post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                    TITLE                              DATE
           ---------                                    -----                              ----

                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer
      /s/ Scott D. Sheffield             (principal executive officer)                  May 16, 2002
-----------------------------------
        Scott D. Sheffield

                                         Executive Vice President and Chief Financial
       /s/ Timothy L. Dove               Officer (principal financial officer)          May 16, 2002
-----------------------------------
        Timothy L. Dove

                                         Vice President and Chief Accounting Officer
      /s/ Richard P. Dealy               (principal accounting officer)                 May 16, 2002
-----------------------------------
       Richard P. Dealy

      /s/ James R. Baroffio              Director                                       May 16, 2002
-----------------------------------
       James R. Baroffio

     /s/ Edison C. Buchanan              Director                                       May 14, 2002
-----------------------------------
       Edison C. Buchanan

    /s/ R. Hartwell Gardner              Director                                       May 16, 2002
-----------------------------------
     R. Hartwell Gardner

    /s/ James L. Houghton                Director                                       May 16, 2002
-----------------------------------
     James L. Houghton

     /s/ Jerry P. Jones                  Director                                       May 14, 2002
-----------------------------------
      Jerry P. Jones

    /s/ Linda K. Lawson                  Director                                       May 16, 2002
-----------------------------------
     Linda K. Lawson

 /s/ Charles E. Ramsey, Jr.              Director                                       May 16, 2002
-----------------------------------
  Charles E. Ramsey, Jr.

   /s/ Robert A. Solberg                 Director                                       May 16, 2002
-----------------------------------
     Robert A. Solberg

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

3.1               Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 333-26951) filed with the Commission on June 26, 1997).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration
                  Statement on Form S-4 (No. 333-26951) filed with the
                  Commission on June 26, 1997).

4.1               Pioneer Natural Resources Company Long-Term Incentive Plan
                  (incorporated by reference to Exhibit 4.1 to the Company's
                  Registration Statement on Form S-8 (File No. 333-35087) filed with the Commission on September 8, 1997).

4.1.1             First Amendment to Pioneer Natural Resources Company Long-Term
                  Incentive Plan, effective as of November 23, 1998
                  (incorporated by reference to Exhibit 10.72 to the Company's
                  Annual Report on Form 10-K for the period ended December 31,
                  1999 (File No. 1-13245) filed with the Commission on March 2,
                  2000).

4.1.2             Amendment No. 2 to Pioneer Natural Resources Company Long-Term
                  Incentive Plan, effective as of May 20, 1999 (incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-K for the period ended December 31, 1999 (File No.
                  1-13245) filed with the Commission on March 2, 2000).

4.1.3.            Amendment No. 3 to Pioneer Natural Resources Company Long-Term
                  Incentive Plan, effective as of February 17, 2000
                  (incorporated by reference to Exhibit 10.76 to the Company's
                  Annual Report on Form 10-K for the period ended December 31,
                  1999 (File No. 1-13245) filed with the Commission on March 2,
                  2000).

5.1               Opinion of Vinson & Elkins L.L.P.

23.1              Consent of Ernst & Yong LLP.

23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1 Power of Attorney (included on the signature pages of this registration statement).